UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

1201 Dove Street, Suite 300, Newport Beach, California
(Address of principal executive offices)

92660
(Zip code)

(949) 721-8272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events

Pacific Health Care Organization, Inc. (the “Company”) is filing this Current Report on Form 8-K to avail itself of the extension of time to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 provided pursuant to Securities and Exchange Commission (the “Commission”) Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From The Reporting And Proxy Delivery Requirements For Public Companies dated March 25, 2020, (Release No. 34-88465) (the “Order”).

The current outbreak of the COVID-19 pandemic and the resulting federal, state and local governmental responses to COVID-19, including quarantines, office closures and travel restrictions have affected the Company’s accounting and financial staff, as well as the professional service providers who assist the Company in the preparation of its financial statements and the reports it files with the SEC.  As a result of these measures to “flatten the curve”, including quarantines and office closures, the Company’s office staff has been required to work remotely, which has slowed the work required to compile, disseminate and review its financial statements and the other information required to be presented in the quarterly reports it files with the Commission.  As a result, consistent with the Order, the Company plans to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 no later than 45 days after the original due date of May 15, 2020.

On March 26, 2020, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2019, which disclosed, and updated the Company’s risk factors to reflect the impact of circumstances related to COVID-19 on the Company’s business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: May 15, 2020	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer